EXECUTION VERSION

RADIO ONE, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

9.25% SENIOR SUBORDINATED NOTES DUE 2020

INDENTURE

Dated as of February 10, 2014

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01	Definitions.	1
Section 1.02	Other Definitions.	32
Section 1.03	Rules of Construction.	32

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating.	33
Section 2.02	Execution and Authentication.	34
Section 2.03	Registrar and Paying Agent.	34
Section 2.04	Paying Agent to Hold Money in Trust.	34
Section 2.05	Holder Lists.	35
Section 2.06	Transfer and Exchange.	35
Section 2.07	Replacement Notes.	45
Section 2.08	Outstanding Notes.	45
Section 2.09	Treasury Notes.	46
Section 2.10	Temporary Notes.	46
Section 2.11	Cancellation.	46
Section 2.12	Defaulted Interest.	46

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.	47
Section 3.02	Selection of Notes to Be Redeemed or Purchased.	47
Section 3.03	Notice of Redemption.	48
Section 3.04	Effect of Notice of Redemption.	49
Section 3.05	Deposit of Redemption or Purchase Price.	49
Section 3.06	Notes Redeemed or Purchased in Part.	49
Section 3.07	Optional Redemption.	49
Section 3.08	Mandatory Redemption.	50
Section 3.09	Offer to Purchase by Application of Excess Proceeds.	50

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.	52
Section 4.02	Maintenance of Office or Agency.	52
Section 4.03	Reports.	52
Section 4.04	Compliance Certificate.	53
Section 4.05	Taxes.	54
Section 4.06	Stay, Extension and Usury Laws.	54
Section 4.07	Limitations on Restricted Payments.	54
Section 4.08	Limitation on Restrictions on Distributions from Restricted Subsidiaries.	58
Section 4.09	Limitation on Indebtedness.	61
Section 4.10	Limitation on Sale of Assets and Subsidiary Stock.	64
Section 4.11	Limitation on Affiliate Transactions.	66
Section 4.12	Limitation on Liens.	68
Section 4.13	Business Activities.	68
Section 4.14	Corporate Existence.	68
Section 4.15	Offer to Repurchase Upon Change of Control.	69
Section 4.16	No Layering of Debt.	71
Section 4.17	ROCH Ownership / TV One Ownership	71
Section 4.18	Additional Note Guarantees.	71
Section 4.19	Designation of Restricted and Unrestricted Subsidiaries.	72
Section 4.20	Suspension of Covenants on Achievement of Investment Grade Status.	72

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets.	74
Section 5.02	Successor Corporation Substituted.	74

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.	75
Section 6.02	Acceleration.	77
Section 6.03	Other Remedies.	77
Section 6.04	Waiver of Past Defaults.	77
Section 6.05	Control by Majority.	78
Section 6.06	Limitation on Suits.	78
Section 6.07	Rights of Holders of Notes to Receive Payment.	78
Section 6.08	Collection Suit by Trustee.	78
Section 6.09	Trustee May File Proofs of Claim.	79
Section 6.10	Priorities.	79
Section 6.11	Undertaking for Costs.	79

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.	80
Section 7.02	Rights of Trustee.	81
Section 7.03	Individual Rights of Trustee.	82
Section 7.04	Trustee’s Disclaimer.	82
Section 7.05	Notice of Defaults.	82
Section 7.06	Compensation and Indemnity.	83
Section 7.07	Replacement of Trustee.	84
Section 7.08	Successor Trustee by Merger, etc.	84
Section 7.09	Eligibility; Disqualification.	84

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.	85
Section 8.02	Legal Defeasance and Discharge.	85
Section 8.03	Covenant Defeasance.	86
Section 8.04	Conditions to Legal or Covenant Defeasance.	86
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.	87
Section 8.06	Repayment to Company.	87
Section 8.07	Reinstatement.	87

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.	88
Section 9.02	With Consent of Holders of Notes.	89
Section 9.03	Revocation and Effect of Consents.	90
Section 9.04	Notation on or Exchange of Notes.	90
Section 9.05	Trustee to Sign Amendments, etc.	90

ARTICLE 10

SUBORDINATION

Section 10.01	Agreement to Subordinate.	91
Section 10.02	Liquidation; Dissolution; Bankruptcy.	91
Section 10.03	Default on Designated Senior Debt.	92
Section 10.04	Acceleration of Notes.	92
Section 10.05	When Distribution Must Be Paid Over.	93
Section 10.06	Notice by Company.	93
Section 10.07	Subrogation.	93
Section 10.08	Relative Rights.	93
Section 10.09	Subordination May Not Be Impaired by Company.	94
Section 10.10	Distribution or Notice to Representative.	94
Section 10.11	Rights of Trustee and Paying Agent.	94
Section 10.12	Authorization to Effect Subordination.	94
Section 10.13	Amendments.	94

ARTICLE 11 .

NOTE GUARANTEES

Section 11.01	Guarantee.	95
Section 11.02	Subordination of Note Guarantee.	96
Section 11.03	Limitation on Guarantor Liability.	96
Section 11.04	Execution and Delivery of Note Guarantee.	96
Section 11.05	Guarantors May Consolidate, etc., on Certain Terms.	97
Section 11.06	Releases.	98

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge.	99
Section 12.02	Application of Trust Money.	99

ARTICLE 13

MISCELLANEOUS

Section 13.01	Notices.	100
Section 13.02	Certificate and Opinion as to Conditions Precedent.	101
Section 13.03	Statements Required in Certificate or Opinion.	101
Section 13.04	Rules by Trustee and Agents.	101
Section 13.05	No Personal Liability of Directors, Officers, Employees and Stockholders.	101
Section 13.06	Governing Law.	102
Section 13.07	No Adverse Interpretation of Other Agreements.	102
Section 13.08	Successors.	102
Section 13.09	Severability.	102
Section 13.10	Counterpart Originals.	102
Section 13.11	Table of Contents, Headings, etc.	102
Section 13.12	Force Majeure.	102
Section 13.13	Patriot Act.	102

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

v

INDENTURE dated as of February 10, 2014 among Radio One, Inc., a Delaware corporation, the Guarantors (as defined) and Wilmington Trust, National Association, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 9.25% Senior Subordinated Notes due 2020 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01   Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(1)   any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Permitted Business (it being understood that capital expenditures on property or assets already used in a Permitted Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)   the Capital Stock of a Person that is engaged in a Permitted Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Entity” means any Person who, directly or indirectly, has the ability to elect one or more of the members of the Board of Directors of the Company or any Parent Company.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(1)   the present value at such redemption date of (i) the redemption price of such Note at February 15, 2017 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 3.07 hereof (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(2)   the then outstanding principal amount of such Note; in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means:

(a)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b)   the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)   a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)   a disposition of cash or Cash Equivalents;

(3)   a disposition of inventory or other assets in the ordinary course of business;

(4)   a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)   transactions permitted under Section 5.01 hereof or a transaction that constitutes a Change of Control;

(6)   any Designated Sale;

(7)   an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(8)   any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than $5.0 million;

(9)   any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof and the making of any Permitted Payment or Permitted Investment or, solely for purposes of clause (3) of Section 4.10(a) hereof, asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(10)   dispositions in connection with Permitted Liens;

(11)   dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(12)   the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub- licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(13)   foreclosure, condemnation or any similar action with respect to any property or other assets;

(14)   the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(15)   any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary (other than TV One or any of its Subsidiaries);

(16)   any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)   to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

(18)   any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, or the place of payment on the Notes in the United States are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For purposes Section 4.12 hereof a Capitalized Lease Obligation shall be deemed secured by a Lien on the property or assets (and proceeds thereof) being leased.

“Cash Equivalents” means:

(1)   (a) United States dollars or (b) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(2)   securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)   certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender to the Credit Agreements or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $250.0 million;

(4)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)   commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6)   readily marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition; and

(7)   interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means:

         (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party or a Permitted Group;

        (2)   the adoption of a plan relating to the liquidation or dissolution of the Company;

        (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that more than 50% of the Voting Stock of the Company or any Parent Company, measured by voting power, rather than number of shares, is Beneficially Owned, directly or indirectly, by any Person other than any Parent Company, the Principals and their Related Parties or a Permitted Group; or

       (4)   the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” means Radio One, Inc., and any and all successors thereto.

“Clearstream” means Clearstream Banking, S.A.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, without duplication, the Consolidated Net Income of such Person:

(a)   plus, in each case determined on a consolidated basis in accordance with GAAP and only to the extent deducted in determining Consolidated Net Income,

(1)   Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains (or losses));

(2)   Consolidated Interest Expense;

(3)   Consolidated Non-cash Charges;

(4)   expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions and (ii) any amendment or other modification of this Indenture and the Notes, in each case, deducted (and not added back) in computing Consolidated Net Income;

(5)   any extraordinary or non-recurring charges, costs or expenses; and

(6)   interest incurred in connection with Investments in discontinued operations;

(b)   minus

(1)   non-cash items increasing such Consolidated Net Income, other than (i) the accrual of revenue in the ordinary course of business and (ii) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges; and

(2)   barter revenues to the extent such barter revenues were included in computing Consolidated Net Income.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period the interest expense of such Person, its Restricted Subsidiaries and, for so long as TV One remains a Designated Entity, the TV One Percentage of the interest expense of TV One and its Subsidiaries (solely to the extent incurred for Indebtedness other than Permitted TV One Indebtedness), in each case for such period as determined on a consolidated basis in accordance with GAAP (whether paid or accrued and whether or not capitalized), including without duplication:

(1)   any amortization of debt discount;

(2)   non-cash interest expense, including any interest paid in kind by the issuance of additional Indebtedness;

(3)   the net cost under Hedging Obligations (including any amortization of discounts);

(4)   the interest portion of any deferred payment obligations;

(5)   all commission, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing or similar activities (including, without limitation, agency fees, commitment fees and similar fees);

(6)   the interest component of Capitalized Lease Obligations;

(7)   the interest expense on any Indebtedness guaranteed by such Person and its Restricted Subsidiaries or secured by a Lien; and

(8)   any cash dividends paid or payable on any Designated Preferred Stock.

“Consolidated Net Income” means, with respect to any Person, for any period, the net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)   all extraordinary or unusual gains and extraordinary or unusual losses (in each case, net of fees and expenses relating to the transaction giving rise thereto), together with any related provision for taxes on such gains and losses;

(2)   other than as provided by the final proviso of the definition of “TV One Investment,” the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of the dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)   gains or losses in respect of any Asset Sales or sale or other disposition of assets or Equity Interests outside the ordinary course of business after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after tax basis;

(4)   the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after tax basis;

(5)   solely for purposes of Section 4.07, the net income (but not loss) of any Restricted Subsidiary of such Person to the extent the declaration of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members, except to the extent of any dividends or other distributions or payments actually paid to such Person or any of its Restricted Subsidiaries and not already included in the Consolidated Net Income of such Person;

(6)   any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7)   any fees and expenses, including deferred finance costs, paid in connection with the Transactions (including, without limitation, ratings agency fees);

(8)   non-cash compensation charges or expenses, including those incurred in connection with any issuance of Equity Interests;

(9)   non-cash gains and losses attributable to movement in the mark to market valuation of Hedging Obligations pursuant to Statement of Financial Accounting Standards No. 133;

(10)   any net after tax gains or losses attributable to the early extinguishment of Indebtedness (in each case, net of fees and expenses relating to the transaction giving rise thereto); and

(11)   losses, charges and expenses associated with modifications of station broadcasting formats in an amount not to exceed $2.5 million in the aggregate.

“Consolidated Net Total Indebtedness” means, as at any date of determination, (x) Consolidated Total Indebtedness less (y) the lesser of (i) Unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries and (ii) $35,000,000.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including, without limitation, (i) amortization of goodwill, programming costs, barter expenses and other intangibles and (ii) the effect of any non-cash impairment charges incurred subsequent to the Issue Date resulting from the application of FASB Accounting Standards Codifications No. 350, 360 or 805, and any other non-cash items resulting from any amortization, write-up, write-down or write-off of assets or liabilities including deferred financing costs and the effect of straight-lining of rents as a result of purchase accounting adjustments) in connection with any future acquisition, disposition, merger, consolidation or similar transaction, but excluding amortization of pre-paid cash expenses that were paid in a prior period) and other non- cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP excluding any such charges which require an accrual of or a reserve for cash charges for any future period.

“Consolidated Secured Leverage” means (x) the sum of the aggregate outstanding Secured Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations, letters of credit (only to the extent of any unreimbursed drawings thereunder), debt obligations evidenced by promissory notes and similar instruments and any Guarantees in respect of any of the foregoing of the Company and its Restricted Subsidiaries less (y) the lesser of (i) Unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries and (ii) $35,000,000.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Leverage at such date to (y) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Leverage Ratio;” provided that, for the purpose of determining Consolidated Secured Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations, letters of credit (only to the extent of any unreimbursed drawings thereunder), debt obligations evidenced by promissory notes and similar instruments and any Guarantees in respect of any of the foregoing, and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP; provided that Indebtedness of the Company and its Restricted Subsidiaries under any revolving credit facility or line of credit as at any date of determination shall be determined using the Average Quarterly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company, (b) “Average Quarterly Balance” means, with respect to any Indebtedness incurred by the Company or its Restricted Subsidiaries under a revolving facility or line of credit, the quotient of (x) the sum of each Individual Quarterly Balance for each fiscal quarter ended on or prior to such date of determination and included in the Reference Period divided by (y) 4, and (c) “Individual Quarterly Balance” means, with respect to any Indebtedness incurred by the Company or its Restricted Subsidiaries under a revolving credit facility or line of credit during any fiscal quarter of the Company, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such quarter divided by (y) the number of days in such fiscal quarter.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)    to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)    was a member of or nominated to such Board of Directors on the Issue Date; or

(2)    was nominated for election by either (a) one or more of the Principals or (b) the Board of Directors of the Company, a majority of whom were members of or nominated to the Board of Directors of the Company on the Issue Date or whose election or nomination for election was previously approved by one or more of the Principals Beneficially Owning at least 25% of the Voting Stock of the Company (determined by reference to voting power and not number of shares held) or such directors.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.01 hereof or such other address the Trustee may designate from time to time by notice to the Company.

“Credit Facility” means one or more debt facilities, indentures or other arrangements (including the Existing Credit Agreement or commercial paper facilities, receivables financing and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the Existing Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder, (4) changing the administrative agent or lenders or (5) otherwise altering the terms and conditions thereof.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Entity” means TV One at all times that the Company or any of its Restricted Subsidiaries is the Beneficial Owner of at least 10% of the outstanding Equity Interests of TV One and until such time as TV One becomes a Restricted Subsidiary under the terms of this Indenture.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non- Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.10 hereof.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation of the basket set forth in Section 4.07(a) hereof.

“Designated Sales” means, at any time of determination, (i) the Designated Tower Sales, (ii) the sale of all or a portion of the businesses, properties, assets and operations of Interactive One, LLC (in each case to the extent related to the internet business of such Person), and (iii) the sale of any other assets or businesses of the Company and its Restricted Subsidiaries (other than the Equity Interests of any Person, unless all of the Equity Interests of such Person are so sold), so long as the aggregate amount of Consolidated Cash Flow attributable to (and derived from) all such assets and businesses sold in reliance on this subclause (iii) (measured, for any such sale, for the most recently ended four fiscal quarters for which financial statements have been provided as required under Section 4.03 hereof) does not exceed $2.5 million during such measurement period, with such calculation to be set forth (in reasonable detail) in an Officer's Certificate.

“Designated Senior Debt” means any Indebtedness outstanding under the Existing Credit Agreement.

“Designated Tower Sale” means the sale of any of thirty-three designated radio towers located in Baltimore, Maryland, Cincinnati and Cleveland, Ohio, Detroit, Michigan, Houston, Texas, Indianapolis, Indiana, Richmond, Virginia and Washington DC, as set forth on Schedule 1 hereto as of the Issue Date.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)    matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)    is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.07 hereof; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (x) a sale of Capital Stock of the Company (other than Disqualified Stock) other than offerings registered on Form S-4 or Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities by a Parent, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2011, among the Company as borrower, the lenders party hereto from time to time, Credit Suisse AG, as administrative agent, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint lead arrangers and book running managers and Deutsche Bank Securities Inc., as syndication agent, including any related guarantees, collateral documents, security agreements, mortgages, instruments and other agreements executed in connection therewith, as each may be amended, restated, modified, supplemented, renewed, extended, refunded, replaced or refinanced in whole or in part from time to time (including any increase in the amount of available borrowings or obligations thereunder or addition of Restricted Subsidiaries as additional borrowers or guarantors thereunder) whether provided under one or more other credit agreements, indentures, financing agreements or otherwise and whether by the same or any other agent, lender or group of lenders and whether or not subsequent to the time the then existing Existing Credit Agreement has been partially or fully repaid; provided that, so long as any Notes are outstanding, no such increase may result in the principal amount of Indebtedness of the Company under the Existing Credit Agreement exceeding the amount specified in clause (1) of the definition of Permitted Debt, as such amount is reduced from time to time in accordance with such clause (1).

“Existing Subordinated Notes” means the Company’s 12/5%/15.0% Senior Subordinated Notes due 2016.

 “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean GAAP as in effect on the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under Section 4.03 hereof, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep- well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)    entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any person that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary (other than a Foreign Subsidiary) whose total assets, together with all other domestic Restricted Subsidiaries that are not Guarantors, as of that date, are less than $5.0 million and whose total revenues, together with all other domestic Restricted Subsidiaries that are not Guarantors, for the most recent twelve-month period do not exceed $5.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)    the principal of indebtedness of such Person for borrowed money;

(2)    the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)    the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)    Capitalized Lease Obligations of such Person;

(6)    the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

(8)     Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)    to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)    Contingent Obligations Incurred in the ordinary course of business;

(ii)    Cash Management Services;

(iii)    in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or

(iv)    for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $335.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of Section 4.07 and 4.19 hereof:

(1)    “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Status” shall occur when the Notes receive both of the following:

(1)    a rating of “BBB-” or higher from S&P; and

(2)    a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means February 10, 2014.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Leverage Ratio” as of any date of determination, means the ratio of:

(1)    Consolidated Net Total Indebtedness of the Company and its Restricted Subsidiaries at the time of determination, to

(2)    the Company’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur;

provided, however, that:

(a)    if the Company or any Restricted Subsidiary has Incurred, repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves an Incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, Indebtedness at the end of such period, Consolidated Cash Flow and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness as if such Indebtedness had been Incurred or repaid, repurchased, redeemed, retired, defeased or otherwise discharged on the first day of such period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such date of determination pursuant to the provisions of Section 4.09(b) hereof (other than Section 4.09(b)(5)):

(b)    if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio includes such an Asset Disposition, Consolidated Cash Flow, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Asset Disposition, sale or discontinuation occurred on the first day of such period.

(c)    if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary), or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Consolidated Cash Flow, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment, execution or acquisition occurred on the first day of such period; and

(d)    if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

The pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

(1)   (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such Person’s purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent with (in the case of this subclause (b)) the approval of the Board of Directors;

(2)   in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)   not exceeding $1.0 million in the aggregate outstanding at any time.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“National Harbor Project” means MGM Resorts International’s proposed National Harbor Resort Hotel Casino project in Prince George’s County, Maryland.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)   all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes, paid or reasonably estimated to be required to be paid or accrued as a liability under GAAP (after taking into account any otherwise available tax credits or deductions of the Company (or any of their Subsidiaries) and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)   all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)   all distributions and other payments required to be made to minority interest holders (other than any Parent, the Company or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)   the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means the Notes (including Additional Notes), the Guarantees and this Indenture.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Circular” means the Company’s offering circular dated January 29, 2014 relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Administrative Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Controller, the Secretary or any Vice President (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

“Parent Company” means any Person that owns, directly or indirectly, 100% of the outstanding Equity Interests of the Company.

“Pari Passu Indebtedness” means Indebtedness of the Company which ranks equally in right of payment to the Notes or any Guarantor if such Guarantee ranks equally in right of payment to the Guarantees of the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.10 hereof.

“Permitted Business” means any business engaged in by the Company and its Restricted Subsidiaries as of the Issue Date or any business reasonably related, ancillary, supportive or complementary thereto (including, without limitation, any media or entertainment related business), in each case, as determined in good faith by the Board of Directors of the Company.

“Permitted Group” means any investor that is a Beneficial Owner of Voting Stock of the Company or any Parent Company and that is also a party to a stockholders’ agreement with any of the Principals or their Related Parties and any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) by virtue of any such stockholders’ agreement; provided that the Principals and their Related Parties continue to collectively Beneficially Own, directly or indirectly, at all times more than 50% of the Voting Stock of the Company or Parent Company, as applicable, and the ability to elect a majority of the members of the Board of Directors of the Company or Parent Company (without giving effect to any Voting Stock that may be deemed to be beneficially owned by the Principals and their Related Parties pursuant to Rule 13d-3 or 13d-5 under the Exchange Act).

“Permitted Investment” means (in each case, by the Company or any of its Restricted Subsidiaries):

(1)    Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)    Investments in another Person if such Person is engaged in any Permitted Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)    Investments in cash, Cash Equivalents;

(4)    Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)    Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)    Management Advances;

(7)    Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)    Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)    Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(10)    Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09 hereof;

(11)    pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted by Section 4.12 hereof;

(12)    any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent as consideration;

(13)    any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.11(b) hereof (except those described in clauses (1), (3), (6), (7), (8) and (11) thereof);

(14)    Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with this Indenture;

(15)    (i) Guarantees not prohibited by Section 4.09 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations Incurred by the Company or any of its Restricted Subsidiaries that are permitted by this Indenture;

(16)    Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(17)    Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)    Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)    contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(20)    any TV One Investment;

(21)    Investments in support of or in connection with the National Harbor Project in an amount not to exceed $5.0 million;

(22)    Investments in joint ventures in an aggregate amount, taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding, not to exceed $20.0 million; and

(23)    additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (23) that are at that time outstanding, not to exceed $25.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.07 hereof of any amounts applied pursuant to clause (C) of Section 4.07(a)); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (23).

“Permitted Junior Securities” means:

(1)    Equity Interests in the Company or, subject to the provisions of the Existing Credit Agreement, any Guarantor; or

(2)    debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and the guarantees are subordinated to Senior Indebtedness under this Indenture.

“Permitted Liens” means:

(1)    Liens securing Indebtedness incurred pursuant to Section 4.09(b)(1), and all other Obligations related to such Indebtedness;

(2)    Liens in favor of the Company or the Guarantors;

(3)    Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary or on property or assets acquired by the Company or any Restricted Subsidiary (and in each case not created or incurred in anticipation of such transaction), including Liens securing Acquired Indebtedness permitted to be incurred pursuant to Section 4.09(b)(5) hereof; provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(4)    Liens to secure Capitalized Lease Obligations, mortgage financings or purchase money debt permitted to be incurred pursuant to Section 4.09(b)(7) hereof covering only the assets financed by or acquired with such Indebtedness (and the proceeds thereof);

(5)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)    Liens existing on the Issue Date (other than Liens permitted under clause (1) above);

(7)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(8)    Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, was required to secure and under this Indenture was permitted to secure) the Indebtedness being refinanced;

(9)    any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances or zoning or similar restrictions which do not individually or in the aggregate materially adversely affect the value of such property or materially impair the operation of the business of the Company or any Subsidiary, (b) rights or title of lessors under leases (other than Capitalized Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law for sums not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established to the extent required by GAAP, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (e) Liens arising under licensing agreements and (f) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, worker’s compensation, performance or return of money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice);

(10)    Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(11)    any Lien (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(12)    Liens securing judgments not constituting a Default or an Event of Default;

(13)    Liens on cash, Cash Equivalents or other property arising in connection with the defeasance or discharge of Indebtedness; provided that such defeasance or discharge is not prohibited by this Indenture;

(14)    Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed $15.0 million at any one time outstanding;

(15)    in the event TV One or its Subsidiaries become Restricted Subsidiaries, Liens securing Permitted TV One Indebtedness (and any refinancing thereof permitted in Section 4.09(b)(15) hereof); and

(16)    Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to Section 4.09 hereof; provided that, with respect to liens securing Obligations permitted under this clause, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 4.50 to 1.0.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Permitted TV One Indebtedness” means (i) the TV One Notes and (ii) any other Indebtedness Incurred or Preferred Stock issued by TV One or any of its Subsidiaries, provided that (A) at the time of the Incurrence of such Indebtedness (other than the type of Indebtedness described in clauses (3), (6), (8), (9) and (12) of Section 4.09(b) hereof), the aggregate principal amount outstanding of any such Indebtedness (other than the type of Indebtedness described in clauses (3), (6), (8), (9) and (12) of Section 4.09(b) hereof) under this clause (ii), together with the aggregate principal amount then outstanding of the TV Notes, plus the aggregate liquidation value at such time of any such Preferred Stock then outstanding shall not exceed 4.50 times the Consolidated Cash Flow of TV One (measured for the most recently ended four fiscal quarters for which financial statements are available prior to such Incurrence and with such adjustments to the calculation of such Consolidated Cash Flow as are contemplated by clauses (a) through (d) of the proviso contained in the definition of “Leverage Ratio”) and (B) for so long as TV One remains a Designated Entity under the terms of this Indenture, such Indebtedness at all times constitutes TV One Non-Recourse Debt.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” means Catherine L. Hughes and Alfred C. Liggins, III.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness including, in each case, Indebtedness Incurred to pay fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing; provided, however, that:

(1)    if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the final Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the Notes and such Refinancing Indebtedness is subordinated to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(2)    shall not include:

(i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Party” means:

(1)    any 80% (or more) owned Subsidiary or immediate family member of any Principal; or

(2)    any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons Beneficially Owning an 80% or more controlling interest of such entit(ies) consists of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Representative” means, as the case may be, a trustee, agent or representative appointed for the holders of any Senior Indebtedness under an agreement pursuant to which such Senior Indebtedness was issued.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted” means, when referring to cash or Cash Equivalents of the Company or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Company or of any such Restricted Subsidiary or (ii) are subject to any Lien (other than inchoate or banker’s Liens).

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“ROCH” means Radio One Cable Holdings, LLC, a Delaware limited liability company, and any successor entity.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Senior Indebtedness” means all Obligations with respect to Indebtedness of the Company or a Guarantor outstanding under the Existing Credit Agreement, in each case as permitted to be incurred pursuant to clause (1) of Section 4.09(b) hereof and all Hedging Obligations with respect thereto.

Notwithstanding anything to the contrary in the preceding, Senior Indebtedness will not include:

(1)    any liability for federal, state, local or other taxes owed or owing by the Company;

(2)    any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(3)    any trade payables;

(4)    the portion of any Indebtedness that is incurred in violation of this Indenture; provided that Indebtedness under a Credit Facility will not cease to be “Senior Indebtedness” by virtue of this clause (4) if it was advanced on the basis of an Officer's Certificate to the effect that it was permitted to be incurred under this Indenture; or

(5)    Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to, in the case of the Company, the Notes or, in the case of a Guarantor, the Note Guarantee of such Guarantor, pursuant to a written agreement to that effect, including the Existing Subordinated Notes.

“Subsidiary” means, with respect to any Person:

(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)    any partnership, joint venture, limited liability company or similar entity of which:

    (a)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

    (b)    such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Total Assets” mean, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Leverage Ratio.

“Transactions” mean the offer and sale of the Notes and the repayment of the Existing Subordinated Notes, whether by tender offer, defeasance, satisfaction or discharge, redemption or otherwise.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to February 15, 2017; provided, however, that if the period from the redemption date to February 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Triggering Event” means (i) that the Existing Subordinated Notes are no longer outstanding or the Company is no longer subject to the restrictions under the indenture governing the Existing Subordinated Notes limiting its ability to issue senior unsecured indebtedness that is not otherwise subordinated to the Existing Subordinated Notes and (ii) the renewal, extension, refunding, replacement or refinancing of the Existing Credit Agreement as it is in effect on the Issue Date whether in whole under one or more other credit agreements, indentures, financing agreements or otherwise or in part by the amendment, restatement, modification, supplement of the Existing Credit Agreement which removes the restrictions upon the Company’s ability to issue senior unsecured indebtedness that is not otherwise subordinated to the Existing Credit Agreement or if the Company has otherwise satisfied all the conditions under the terms of the Existing Credit Agreement as in effect on the Issue Date to permit the Notes to be incurred as senior unsecured indebtedness in accordance with the terms thereof.

“TV One” means TV One, LLC, a Delaware limited liability company, and any successor entity (including by way of merger, consolidation or transfer of all or substantially all of the assets of TV One and its Subsidiaries, if any, taken as a whole).

“TV One Investment” means any Investment by the Company or any of its Wholly Owned Restricted Subsidiaries in TV One or any of its Subsidiaries or any acquisition by the Company or any of its Wholly Owned Restricted Subsidiaries of Equity Interests of TV One and any payment obligations arising in connection with or as a result of such acquisition; provided, that (i) at the time of such Investment or acquisition, as applicable, the Company would be permitted to incur an additional $1.00 of Indebtedness pursuant to the Leverage Ratio set forth in Section 4.09(a) hereof, and (ii) any such acquired Equity Interests of TV One, if not acquired by ROCH, shall be immediately contributed to ROCH so long as TV One remains a Designated Entity under the terms of this Indenture; provided, further, that any dividends or distributions by TV One to the Company that occur substantially concurrently and result from such Investment shall not be included pursuant to clause (2) of the definition of Consolidated Net Income for so long as TV One is a Designated Entity.

“TV One Non-Recourse Debt” means Indebtedness:

(1)    as to which neither the Company nor any of its Restricted Subsidiaries (other than TV One and its Subsidiaries) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes and the Senior Indebtedness) of the Company or any of its Restricted Subsidiaries (other than TV One and its Subsidiaries) to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)    as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than TV One and its Subsidiaries or Equity Interests of TV One owned by ROCH).

“TV One Notes” means the 10.0% senior secured notes due 2016 originally issued by TV One and TV One Capital Corp., a wholly owned subsidiary of TV One, on February 25, 2011.

“TV One Percentage” means the Company’s direct or indirect ownership percentage of the Equity Interests of TV One.

“Unrestricted” means, when referring to cash or Cash Equivalents of the Company or any of its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means:

(1)    as of the Issue Date, TV One (and each of its respective Subsidiaries, if any);

(2)    any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(a)    has no Indebtedness other than Non-Recourse Debt;

(b)    is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(c)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(3)    any Subsidiary of an Unrestricted Subsidiary;

provided that (i) in no event may ROCH be designated as an Unrestricted Subsidiary, (ii) the Company may not designate TV One as an Unrestricted Subsidiary at any time after it has become a Restricted Subsidiary (if ever) and (iii) neither TV One nor any other Subsidiary may qualify as, or be designated as, an Unrestricted Subsidiary unless it is also an “unrestricted subsidiary” for purposes of the Existing Credit Agreement.

Any future designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the board resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, (i) any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary or (ii) the Company, any of its Restricted Subsidiaries and/or any Affiliated Entities become the Beneficial Owner of 90% or more of the outstanding Equity Interests of TV One, then, in each case, such Unrestricted Subsidiary will thereafter cease to be an Unrestricted Subsidiary for all purposes of this Indenture, including that any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and any Lien of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date, and if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09 hereof or such Lien is not permitted to be incurred as of such date under the provisions of Section 4.12 hereof then, in either case, the Company will be in default of such covenant.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)    the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)    the sum of all such payments.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Company, all of the Capital Stock of which is owned by the Company or a Guarantor.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary in which 90% or more of the outstanding Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary of the Company and any other outstanding Equity Interests are owned by officers, directors or employees of such Restricted Subsidiary (provided that with respect to TV One in the event it ceases to be an Unrestricted Subsidiary, 90% or more of the outstanding Equity Interests are owned by the Company or another Wholly Owned Restricted Subsidiary of the Company and any other outstanding Equity Interests are owned by officers, directors or employees of TV One).

Section 1.02   Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Disposition Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Initial Agreement”	4.08
“Initial Default”	6.01
“Initial Lien”	4.12
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Blockage Notice”	10.03
“payment default”	6.01
“Permitted Payments”	4.07
“Purchase Date”	3.09
“Registrar”	2.03
“Required Reports”	4.03
“Required Filing Dates”	4.03
“Restricted Payments”	4.07
“Reversion Date”	4.20
“Successor Company”	5.01
“Suspended Covenants”	4.20
“Suspension Period”	4.20
"USA Patriot Act"	9.13

Section 1.03   Rules of Construction.

Unless the context otherwise requires:

(1)   a term has the meaning assigned to it;

(2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)   “or” is not exclusive;

(4)   “including” is not limiting;

(5)   words in the singular include the plural, and in the plural include the singular;

(6)   “will” shall be interpreted to express a command;

(7)   provisions apply to successive events and transactions; and

(8)   references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01   Form and Dating.

(a)   General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)   Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)   Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02   Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03   Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04   Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05   Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06   Transfer and Exchange.

(a)   Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

           (1)   the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

        (2)   the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

        (3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes and Holders of a majority of the aggregate principal amount of the outstanding Notes so request.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as provided in this Section 2.06, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)   Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Neither the Trustee nor the Registrar shall have any duty to monitor compliance with the requirements or conditions for effecting transfers of beneficial interests within a Global Note.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

         (1)   Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2)   All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

            (A)   both:

                  (i)   a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                (ii)   instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

              (B)   both:

                   (i)   a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                (ii)   instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

          (3)   Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

               (A)   if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B)   if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C)   if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (4)   Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)   Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1)   Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A)   if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                (B)   if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C)   if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D)   if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E)   if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F)   if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G)   if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2)  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

             (A)   if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

             (B)   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (3)   Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

    (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

        (1)   Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

             (A)   if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

             (B)   if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C)   if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

             (D)   if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

             (E)   if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

             (F)   if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

             (G)   if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

         (2)   Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

             (A)   if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

             (B)   if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (3)   Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)   Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

           (1)   Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

             (A)   if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

             (B)   if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

             (C)   if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2)   Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

             (A)   if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

             (B)   if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)   Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)   Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1)   Private Placement Legend.

             (A)   Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)   REPRESENTS THAT

(A)    IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)    IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C)    IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)    AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)    TO THE COMPANY OR ITS DIRECT OR INDIRECT PARENT,

(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)    IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E)    IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B)   Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)   Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)   Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)   General Provisions Relating to Transfers and Exchanges.

   (1)   To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

         (2)   No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

         (3)   The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (4)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)   Neither the Registrar nor the Company will be required:

(A)   to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                (B)   to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                (C)   to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7)   The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07   Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08   Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or any of its Restricted Subsidiaries shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09   Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10   Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11   Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company upon its request therefor.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12   Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02   Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee (or Registrar if other than the Trustee) will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified in writing to the Trustee by the Company, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03   Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, notices of redemption will be delivered by the Company electronically or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) whether the redemption is conditioned on any events and what such conditions are.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such redemption or notice. is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.04   Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any condition set forth in the notice of redemption.

Section 3.05   Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06   Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07   Optional Redemption.

(a)   Except as set forth in clauses (b), (c) and (d) below, the Notes are not redeemable at the option of the Company.

(b)   At any time prior to February 15, 2017, the Company may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date.

(c)   At any time and from time to time on or after February 15, 2017, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the year indicated below:

Year	Percentage
2017	104.625%
2018	102.313%
2019 and thereafter	100.000%

(d)   At any time and from time to time prior to February 15, 2017, the Company may redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 109.250% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes); provided that

(1)   in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering; and

(2)   not less than 65% of the original aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately thereafter (excluding Notes held by the Company and any of its Restricted Subsidiaries).

(e)   If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

(f)   Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g)   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08   Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09   Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Disposition Offer”), it will follow the procedures specified below.

The Asset Disposition Offer shall be made to all Holders and, to the extent the Company elects, to all holders of other outstanding Pari Passu Indebtedness to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Disposition Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Pari Passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Pari Passu Indebtedness tendered in response to the Asset Disposition Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

Upon the commencement of an Asset Disposition Offer, the Company will send, electronically or by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer.  The notice, which will govern the terms of the Asset Disposition Offer, will state:

(1) that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Disposition Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Disposition Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01   Payment of Notes.

Principal of, and premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the paying agent, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, interest with respect to Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02   Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03   Reports.

(a)   Whether or not the Company is subject to Sections 13(a) or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company shall file with the Commission (subject to the next sentence) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject (the “Required Reports”), such documents to be filed with the Commission no later than 15 days after the respective dates by which the Company would have been required to file such documents if the Company were so subject (including any extension as would be permitted by Rule 12b-25 under the Exchange Act, the “Required Filing Dates”); provided that any audited financial statements contained in such reports shall be reported on by an independent public accounting firm of recognized national standing. If at any time the Company is not subject to Sections 13(a) or 15(d) of the Exchange Act for any reason, the Company shall nevertheless continue to file the Required Reports with the Commission by no later than 15 days after the applicable Required Filing Date unless the Commission will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings. If notwithstanding the foregoing, the Commission shall not accept the filing of a Required Report for any reason, the Company shall post the Required Report on its website no later than 15 days after the applicable Required Filing Date and such Required Report shall be publicly available.

(b)   Unless the Company is otherwise obligated to do so under the Exchange Act, the Required Reports will not be required to (i) comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Items 301 or 302 of Regulation S-K or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), in each case, as in effect on the Issue Date, or (ii) contain the separate financial information for Guarantors contemplated by Rule 3-09 or Rule 3-10 of Regulation S-X promulgated by the SEC (or any similar successor provision), including the financial information of Reach Media, Inc. and its subsidiaries, if any; provided that the Required Reports will contain summary financial information with respect to guarantor and non-guarantor subsidiaries substantially similar to that contained in the last sentence of the last paragraph under the caption “—Brief Description of the Notes and the Note Guarantees” in the Offering Circular.

(c)   The Company shall also in any event (1) on the earlier of (a) 15 days after each Required Filing Date and (b) the 105th day after the end of each fiscal year, with respect to annual reports, or the 60th day after the end of each of the first three fiscal quarters of each fiscal year, with respect to quarterly reports, file with the Trustee, copies of the Required Reports and (2) if the Commission will not accept the filing of Required Reports by the Company, promptly upon written request, supply copies of such documents to any Holder at the Company’s cost. Notwithstanding the foregoing, for purposes of this clause (c), the Company shall be deemed to have furnished such Required Reports to the Holders and the Trustee if:

(i)    the Company has filed such reports with the Commission via the Commission’s Electronic Data Gathering, Analysis, and Retrieval Filing System (EDGAR) and such reports are publicly available; or

(ii)    the Company is not subject to Sections 13(a) or 15(d) of the Exchange Act, and the Commission will not accept Required Reports for filing, and it has posted such Required Reports on its website and such Required Reports are publicly available.

(d)   Notwithstanding any of the foregoing, if the Company designates any of its Subsidiaries as Unrestricted Subsidiaries at any time following the Issue Date that, individually or in the aggregate, with any other Subsidiary designated by the Company as an Unrestricted Subsidiary at any time after the Issue Date, would constitute a Significant Subsidiary, then the Company’s quarterly and annual financial information required by clauses (a), (b) and (c) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Company.

(e)   The Company shall make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale of Notes the information required by Rule 144A(d)(4) under the Securities Act so long as such Notes are not freely transferable under the Securities Act.

Section 4.04 Compliance Certificate.

(a)   The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and its Subsidiaries, as applicable, have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)   So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 days after the occurrence thereof, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05   Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06   Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   Limitations on Restricted Payments.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

       (1)   declare or pay any dividend or make any distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

      (A)    dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

      (B)    dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

          (2)    purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Parent Company of the Company held by Persons other than the Company or a Restricted Subsidiary;

        (3)    purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to Section 4.09(b)(3); or

        (4)    make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

             (A)    a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

             (B)   the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a) hereof after giving effect, on a pro forma basis, to such Restricted Payment; and

           (C)   the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) (including Permitted Payments permitted by clauses (1)(a) and (6) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by 4.07(b) hereof) would exceed the sum of (without duplication):

         (i)    100% of Consolidated Cash Flow for the period (treated as one accounting period) from the beginning of the fiscal quarter following the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in the case such Consolidated Cash Flow for such period is a deficit, minus 100% of such deficit) less 1.4 times Consolidated Interest Expense for the same period;

        (ii)    100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of the Company subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of Section 4.07(b) hereof and (z) Excluded Contributions;

        (iii)    100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness or Disqualified Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

        (iv)    100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case, TV One or any of its Subsidiaries), or a distribution from an Unrestricted Subsidiary (other than in each case, TV One or any of its Subsidiaries) (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (12) of Section 4.07(b) hereof or to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary (other than in each case, TV One or any of its Subsidiaries), after the Issue Date; and

        (v)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date (other than in each case, TV One or any of its Subsidiaries), the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (12) of Section 4.07(b) hereof or to the extent of the amount of the Investment that constituted a Permitted Investment.

(b)   The provisions of Section 4.07(a) hereof will not prohibit any of the following (“Permitted Payments“):

1)    (a) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture or (b) the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Indenture;

(2)     the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to the Company or a Restricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of Section 4.07(a) hereof;

(3)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09 hereof;

(4)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09 hereof;

(5)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)    from Net Available Cash to the extent permitted under Section 4.10 hereof, but only if the Company shall have first complied with Section 4.10 and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(b)    to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with Section 4.15 hereof and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(c)    consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6)    a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company or its Subsidiaries held by any future, present or former employee, director or consultant of the Company or any of its Subsidiaries (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)    the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to members of management, directors or consultants of the Company or any of its Subsidiaries that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 4.07(a) hereof; plus

(b)    the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(c)    the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company or its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(7)    the declaration and payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.09 hereof;

(8)    Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Company;

(9)    purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(10)     dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries other than TV One or any of its Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);

(11)     any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto; and

(12)     so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $25.0 million.

For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (12) above, or is permitted pursuant to Section 4.07(a), the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be their face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Section 4.08   Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)   The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (1)   pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

     (2)   make any loans or advances to the Company or any Restricted Subsidiary; or

    (3)   sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

(a)   The provisions of Section 4.08(a) hereof will not prohibit:

     (1)   any encumbrance or restriction pursuant to (a) any Credit Facility or (b) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date (or otherwise required as of the Issue Date);

     (2)   this Indenture, the Notes and the Note Guarantees;

     (3)   encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

     (4)   any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

     (5)   any encumbrance or restriction:

        (a)   that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

        (b)   contained in mortgages, pledges, charges or other security agreements permitted under this Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

        (c)   pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

     (6)   any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

     (7)   any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

     (8)   customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments;

     (9)   any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

     (10)   any encumbrance or restriction pursuant to Hedging Obligations;

     (11)   any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Credit Agreements, together with the security documents associated therewith as in effect on the Issue Date;

     (12)   any encumbrance or restriction existing by reason of any lien permitted by Section 4.12 hereof;

     (13)   in the event TV One or its Subsidiaries become Restricted Subsidiaries, agreements governing Permitted TV One Indebtedness; or

     (14)   any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, restates, replaces, restructures or refinances, an agreement or instrument referred to in clauses (1) to (13) of this Section 4.08(b) or this clause (14) (an “Initial Agreement”) or contained in any amendment, supplement, extension, renewal, restatement, replacement, restructuring or other modification to an agreement referred to in clauses (1) to (13) of this Section 4.08(b) or this clause (14); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

(b)   For purposes of determining compliance with this Section 4.08, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company of other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09   Limitation on Indebtedness.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that, subject to the provisions of Section 4.09(c) hereof, the Company and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Leverage Ratio for the Company and its Restricted Subsidiaries is no greater than 7.00 to 1.00.

(b)   The provisions of Section 4.09(a) hereof will not prohibit the Incurrence of the following Indebtedness:

(1)
Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) $400.0 million, plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)	Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Guarantor so long as the Incurrence of such Indebtedness is permitted under the terms of this Indenture;

(3)
Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a)
if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes , in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b)
any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(c)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(4)
Indebtedness represented by (a) the Notes (other than any Additional Notes), including any Note Guarantee thereof, (b) any Indebtedness (other than Indebtedness Incurred pursuant to clauses (1), (2) and this clause (4)(a)) outstanding on the Issue Date, (c) Refinancing Indebtedness Incurred by the Company or any Restricted Subsidiary in respect of any Indebtedness described in this clause (4) (a), (b) and (c) or clauses (5), (7), (10) or (14) of this Section 4.09(b) or Incurred pursuant to Section 4.09(a) hereof, and (d) Management Advances;

(5)
Indebtedness of (x) the Company or any Guarantor Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, merger or consolidation, either:

(a)	the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a); or

(b)	the Leverage Ratio of the Company would not be greater than immediately prior to such acquisition, merger or consolidation;

(6)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)
Indebtedness incurred by the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding and any Refinancing Indebtedness in respect thereof, does not exceed $15.0 million;

(8)
Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; and (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business;

(9)
Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a Disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)
Indebtedness of the Company or, subject to 4.09(c) hereof, any Restricted Subsidiary not otherwise permitted hereunder in an aggregate amount not to exceed, together with any Refinancing Indebtedness in respect thereof, $20.0 million at any time outstanding (it being understood that any Indebtedness incurred or issued pursuant to this clause (10) shall cease to be deemed incurred or outstanding for purposes of this clause (10) but shall be deemed incurred pursuant to 4.09(a) hereof from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under Section 4.09(a) without reliance on this clause (10));

(11)
Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company or any of its Subsidiaries (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company or any of its Subsidiaries that is permitted by Section 4.07 hereof;

(12)
Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, Incurred in the ordinary course of business;

(13)
Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease or satisfy and discharge the Notes pursuant to Articles 8 or 12 hereof, as applicable;

(14)
Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed $20.0 million; and

(15)
in the event TV One or its Subsidiaries become Restricted Subsidiaries, Permitted TV One Indebtedness and any Refinancing Indebtedness in respect thereof so long as such Refinancing Indebtedness continues to satisfy the conditions set forth in the definition of “Permitted TV One Indebtedness.”

(c)   Non-Guarantor Subsidiaries may not Incur Indebtedness or issue Disqualified Stock or Preferred Stock under Section 4.09(a) hereof or clause (10) of 4.09(b) hereof if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Non-Guarantor Subsidiaries incurred or issued pursuant to Section 4.09(a) hereof and clause (10) of Section 4.09(b) hereof, collectively, would exceed $20.0 million.

(d)   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with this Section 4.09:

(1)  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) or (b) hereof, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of Section 4.09(b) or Section 4.09(a) hereof;

(2)  additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in Section 4.09(a) or Section 4.09(b) hereof so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)  all Indebtedness outstanding on the Issue Date under the Existing Credit Agreement shall be deemed to be Incurred on the Issue Date under clause (1) of the Section 4.09(b) and may not later be reclassified;

(4)  Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)  if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (7) or (10) of Section 4.09(b) or Section 4.09(a) hereof and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP;

(8)  any refinancing of Permitted TV One Indebtedness shall only be permitted to be incurred under clause (15) of Section 4.09(b), in each case to the extent permitted under such clause, and may not later be reclassified; and

(9)  for so long as TV One remains a Designated Entity under the terms of this Indenture, any Indebtedness Incurred by TV One or any of its Subsidiaries (other than Permitted TV One Indebtedness) will be deemed to be Secured Indebtedness of the Company and must otherwise be able to be incurred by the Company pursuant to Section 4.09(a) and clause (16) of the definition of “Permitted Liens.” If such Indebtedness is not permitted to be Incurred by the Company as of such date pursuant to Section 4.09(a) and clause (16) of the definition of “Permitted Liens,” the Company will be in default of this provision.

(e)   Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09 and Section 4.12 hereof.  The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

(f)   If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in default of this Section 4.09).

(g)   Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10   Limitation on Sale of Assets and Subsidiary Stock.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

     (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

     (2)   in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

     (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

        (A)   to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Senior Indebtedness of the Company or a Guarantor (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary) within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Indebtedness at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment or purchase; provided further that, to the extent the Company redeem, repay or repurchase Pari Passu Indebtedness pursuant to this clause (ii), the Company shall equally and ratably reduce Obligations under the Notes as provided under Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

        (B)   to the extent the Company or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day;

provided that, pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture.

(b)   Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in Section 4.10(a) will be deemed to constitute “Excess Proceeds” hereunder. On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds hereunder exceeds $10.0 million, the Company will within 30 Business Days be required to make an Asset Disposition Offer to all Holders of Notes issued under this Indenture and, to the extent the Company elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Notes in an amount equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof or the agreements governing the Pari Passu Indebtedness, as applicable, and, with respect to the Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.  The Company may satisfy its obligation to make an Asset Disposition Offer with respect to any Net Available Cash of any Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the 365-day period.

(c)   To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness, provided that no Notes or other Pari Passu Indebtedness will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d)   To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

(e)   For the purposes of Section 4.10(a)(2) hereof, the following will be deemed to be cash:

    (1)    the assumption by the transferee of Indebtedness or other liabilities of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

    (2)    securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

    (3)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

    (4)    consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

    (5)    any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.10 that is at that time outstanding, not to exceed the greater of (a) $25.0 million and (b) 2.50% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(f)   The Company will comply to the extent applicable with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to this Section 4.10.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11   Limitation on Affiliate Transactions.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value in excess of $2.0 million unless:

(1)   the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)   the Company delivers to the Trustee:

(A)   with respect to any Affiliate Transaction or series of Affiliate Transactions involving an aggregate value in excess of $10.0 million, an Officer’s Certificate stating that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company; and

(B)   with respect to any Affiliate Transaction or series of Affiliate Transactions involving an aggregate value in excess of $20.0 million, a written opinion of an Independent Financial Advisor that such Affiliate Transaction or series of Affiliate Transactions is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s length transaction with a person that is not an Affiliate.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this Section 4.11(a) if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

(b)   The provisions of Section 4.11(a) will not apply to:

(1)   any Restricted Payment permitted to be made pursuant to Section 4.07 hereof or any Permitted Investment;

(2)   any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

(3)   any Management Advances and any waiver or transaction with respect thereto;

(4)   any transaction between or among the Company and any Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(5)   the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)   the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 4.11 or to the extent not more disadvantageous to the Holders in any material respect;

(7)   transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(8)   any transaction between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate or similar entity;

(9)   issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(10)   transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.11(a);

(11)   the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;

(12)   any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and

(13)   transactions between or among the Company or any of its Restricted Subsidiaries and TV One with respect to transactions involving network, syndication, advertising, back-office, technology support or personnel services, in each case, entered into in the ordinary course of the Company’s business.

Section 4.12   Limitation on Liens.

(a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Issue Date or acquired after that date which Lien secures any Indebtedness (such Lien, the “Initial Lien”), unless:

     (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

     (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

(b)   Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) of this Section 4.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.13   Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14   Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)   its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)   the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15   Offer to Repurchase Upon Change of Control.

(a)   Upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice (that may only be conditional upon the occurrence of such Change of Control) with respect to all the outstanding Notes as set forth under Section 3.07 hereof , the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and stating:

(1)   that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)   the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)   that any Note not tendered will continue to accrue interest;

(4)   that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, as applicable, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

(b)   On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.15.

(c)   Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to Section 3.07 hereof and, in the event that such redemption is subject to one or more conditions precedent, such conditions have been satisfied or waived or (3) in the event that, upon the consummation of such Change of Control, the Company defeases or discharges the Notes as provided for under Articles 8 or 12 hereof, as applicable.

(d)   Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e)   If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

Section 4.16   No Layering of Debt.

Following the occurrence of a Triggering Event or an amendment of the Notes to remove the provisions of Article 10 hereof, the Company will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. The Company will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is pari passu in right of payment to the Notes that is not otherwise subordinated to the Existing Credit Agreement unless (i) such Indebtedness is senior secured Indebtedness that is otherwise permitted to be Incurred pursuant to Section 4.09 and 4.12 hereof or (ii) a Triggering Event has occurred or the terms of the Notes are otherwise amended to remove the provisions of Section 10 hereof.

No unsecured Indebtedness will be considered as subordinated or junior to Secured Indebtedness merely because it is unsecured.  No senior Indebtedness will be considered as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Section 4.17   ROCH Ownership / TV One Ownership

For so long as TV One remains a Designated Entity under the terms of this Indenture, the Company shall at all times (1) maintain ROCH as a Wholly Owned Restricted Subsidiary of the Company and (2) directly own all the Equity Interests of ROCH. For so long as TV One remains a Designated Entity under this Indenture, the Company shall cause all Equity Interests of TV One that are held on the Issue Date or acquired by the Company or any of its Restricted Subsidiaries to be held directly by ROCH subject to Sections 4.10 and 5.01 hereof.

Section 4.18   Additional Note Guarantees.

The Company is obligated to cause (a) each Subsidiary that becomes a Wholly Owned Restricted Subsidiary after the Issue Date (other than a Restricted Subsidiary that constitutes an Immaterial Subsidiary or a Foreign Subsidiary guaranteeing solely Indebtedness of another Foreign Subsidiary) which Subsidiary guarantees Indebtedness under the Existing Credit Agreement, other syndicated bank indebtedness or capital markets debt securities of the Company or any of its Restricted Subsidiaries and (b) any Foreign Subsidiary that guarantees Indebtedness of the Company or any Guarantor to guarantee the Notes and the Company’s other obligations under this Indenture by executing a supplemental indenture to provide a Note Guarantee within 30 business days after the date its obligation to guarantee the Notes and the Company’s other obligations under this Indenture arises. The form of such supplemental indenture is attached as Exhibit F hereto.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor.

Section 4.19   Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.09 hereof, the Company will be in default of Section 4.09 hereof.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

Section 4.20   Suspension of Covenants on Achievement of Investment Grade Status.

(a)   Following the first day:

(1)   the Notes have achieved Investment Grade Status; and

(2)   no Default or Event of Default has occurred and is continuing under this Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the following provisions (collectively, the “Suspended Covenants”):

(i)   Section 4.07;

(ii)   Section 4.08;

(iii)   Section 4.09;

(iv)   Section 4.10;

(v)   Section 4.11;

(vi)   Section 4.13;

(vii)   Section 4.16;

(viii)   Section 4.18; and

(ix)   Section 5.01(a)(3).

(b)   If at any time the Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms hereof (including in connection with performing any calculation or assessment to determine compliance with the terms hereof), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”  No Subsidiaries shall be designated as Unrestricted Subsidiaries during a Suspension Period.

(c)   On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(a) hereof or one of the clauses set forth in Section 4.09(b) hereof (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Sections 4.09(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(b) of Section 4.09(b) hereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof will be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a).  In addition, any future obligation to grant further Guarantees shall be released. All such further obligation to grant Guarantees shall be reinstated upon the Reversion Date.

(d)   The Company shall provide written notice to the Trustee within 30 days of the beginning of a Suspension Period as well as any Reversion Date.

ARTICLE 5

SUCCESSORS

Section 5.01   Merger, Consolidation or Sale of Assets.

(a)   The Company will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to, any Person, unless:

(1)   the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia (provided that where the continuing Person is not a corporation, a co-obligor of the Notes is a corporation that is a Wholly Owned Restricted Subsidiary) and the Successor Company (if not the Company) will expressly assume, by supplemental indenture (or other joinder agreement, as applicable), executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture and if such Successor Company is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)   immediately after giving effect to such transaction, either (a) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a) hereof or (b) the Leverage Ratio would not be greater than it was immediately prior to giving effect to such transaction; and

(4)   the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding clauses (2), (3) and (4) of this Section 5.01(a) (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding clauses (2) and (3) of this Section 5.01(a) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

The foregoing provisions (other than the requirements of clause (2) of this Section) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Company.

Section 5.02   Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a lease of all or substantially all of such successor Person’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01   Events of Default.

Each of the following is an “Event of Default”:

(1)   default in any payment of interest on any Note when due and payable, continued for 30 days, whether or not prohibited by Article 10 hereof;

(2)   default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not prohibited by Article 10 hereof;

(3)   failure to comply with the Company’s agreements or obligations contained herein for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes (with a copy to the Trustee) which notice requires that the default be remedied and states that it is a notice of default under this Indenture; provided that the Company shall have 120 days after the receipt of such notice to remedy, or receive a waiver for, a failure to comply with Section 4.03 hereof

(4)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(A)   is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (a “payment default“); or

(B)   results in the acceleration of such Indebtedness prior to its stated final maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or ;

(5)   the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary:

(A)   commences a voluntary case,

(B)   consents to the entry of an order for relief against it in an involuntary case,

(C)    consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)   makes a general assignment for the benefit of its creditors, or

(E)    generally is not paying its debts as they become due;

(6)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)   is for relief against the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (7)   failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal period end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $15.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy issuers, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (8)   any Guarantee of the Notes ceases to be in full force and effect, other than in accordance with the terms of this Indenture or a Guarantor denies or disaffirms its obligations under its Guarantee of the Notes, other than in accordance with the terms thereof or upon release of such Guarantee in accordance with this Indenture.

However, a default under clause (3) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company (with a copy to the Trustee) of the default and the Company does not cure such default within the time specified in clause (3) of this Section 6.01 after receipt of such notice.

If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action .

Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02   Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (5) or (6) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee (subject to certain conditions) at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, if any, will be due and payable immediately.

In the event of a declaration of acceleration of the Notes because an Event of Default specified in clause (4) of Section 6.01 hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) of Section 6.01 hereof shall be remedied or cured, or waived by the Holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default described in clauses (5) or (6) of Section 6.01 hereof with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Notes under this Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, if any) and rescind any such acceleration with respect to such Notes and its consequences hereunder if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes under this Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, if any) and its consequences hereunder; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration by notice to the Company and the Trustee.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   Control by Majority.

Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability.

Section 6.06   Limitation on Suits.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any fee, loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07   Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08   Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:               to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:               to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest , if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:               to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01   Duties of Trustee.

(a)   If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)   Except during the continuance of an Event of Default:

(1)   the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)   this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)   the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)   the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.

(e)   No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02   Rights of Trustee.

(a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)   In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during its regular business hours, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k)   The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04   Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   Notice of Defaults.

If a Default occurs and is continuing and the Trustee is given notice of such occurrence by the Company, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Company. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06   Compensation and Indemnity.

(a)   The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)   The Company and the Guarantors will indemnify the Trustee and its employees, officers, directors and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  At the request of the Trustee, the Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)   The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)   To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)   When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07   Replacement of Trustee.

(a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)   The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing with 60 days' prior written notice.  The Company may remove the Trustee if:

(1)   the Trustee fails to comply with Section 7.10 hereof;

(2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)   a custodian or public officer takes charge of the Trustee or its property; or

(4)   the Trustee becomes incapable of acting.

(c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.08   Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09   Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02   Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)   the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)   the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)   this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes specified in Section 6.01 hereof.

Section 8.03   Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19  and 4.20 hereof and Section 5.01(a) (other than clauses (1) and (2) of Section 5.01(a)) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(3), (4), (5) (with respect only to the Company and Significant Subsidiaries), (6) (with respect only to the Company and Significant Subsidiaries), (7) and (8) hereof will not constitute Events of Default.

Section 8.04   Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, the principal and interest on which will be sufficient for the payment of principal, premium, if any, and interest on the Notes on the applicable redemption date or maturity date, as the case may be, and the Company must specify whether the Notes are being defeased to the date of Stated Maturity or to a particular redemption date;

(2)   an Opinion of Counsel in the United States stating that Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of an election under Section 8.02 hereof only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Notes);

(3)   an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code, as amended;

(4)   an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company; and

(5)   an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any,  interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07   Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1)   cure any ambiguity, mistake, defect, error or inconsistency, conform any provision to the “Description of the Notes” section of the Offering Circular, or reduce the minimum denomination of the Notes;

(2)   provide for the assumption by a successor Person of the obligations of the Company under any Note Document;

(3)   provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)   add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(5)   make any change that does not adversely affect the rights of any Holder in any material respect;

(6)   make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes;

(7)   provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 4.18 hereof to add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(8)   evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document;

(9)   add additional obligors under this Indenture, the Notes or the Note Guarantees;

(10)   make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(11)   make any amendment to the provisions of this Indenture to remove the provisions specified under Article 10 hereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of Notes then outstanding.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.  A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, on, or interest, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Section 9.03   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SUBORDINATION

Section 10.01   Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that, until the occurrence of a Triggering Event, the Indebtedness evidenced by the Notes is subordinated in right of payment of principal of, premium on, if any, and interest on the Notes, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.  After a Triggering Event, this Article 10 will be of no further force and effect.

Section 10.02   Liquidation; Dissolution; Bankruptcy.

(a)   The holders of Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from either of the trusts created pursuant to Sections 8.01 and 12.01 hereof), in the event of any distribution to creditors of the Company:

(1)   in a liquidation or dissolution of the Company;

(2)   in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3)   in an assignment for the benefit of creditors; or

(4)   in any marshaling of the Company’s assets and liabilities.

(b)   until all Obligations with respect to Senior Indebtedness (as provided in clause (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Indebtedness (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from either of the trusts created pursuant to Sections 8.01 and 12.01 hereof), as their interests may appear.

Section 10.03   Default on Designated Senior Debt.

(a)   The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from either of the trusts created pursuant to Sections 8.01 and 12.01 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

(1)   payment default on Designated Senior Debt occurs and is continuing; or

(2)   any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its Stated Maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Debt.  If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section 10.03 unless and until (A) at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal of, premium on, if any, and interest, if any, on, the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

(b)   The Company may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(1)   in the case of a payment default, upon the date upon which such default is cured or waived, and

(2)   in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the Stated Maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 10.04   Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Indebtedness of the acceleration.

Section 10.05   When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder of the Notes receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities and payments made from either of the trusts created pursuant to Sections 8.01 and 12.01 hereof) at a time when the payment is prohibited by Section 10.03 hereof and a Responsible Officer of the Trustee or the Holder, as applicable, has received written notice that the payment is prohibited by Section 10.03 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee.  The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06   Notice by Company.

The Company will promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice will not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.

Section 10.07    Subrogation.

After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness.  A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08   Relative Rights.

This Article 10 defines the relative rights of Holders of Notes and holders of Senior Indebtedness.  Nothing in this Indenture will:

(1)   impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium on, if any, and interest, if any, on, the Notes in accordance with their terms;

(2)   affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

(3)   prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

If the Company fails because of this Article 10 to pay principal of, premium on, if any, or interest, if any, on, a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09   Subordination May Not Be Impaired by Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10   Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11   Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10.  Only the Company or a Representative may give the notice.  Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

Section 10.12   Authorization to Effect Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13   Amendments.

The provisions of this Article 10 may not be amended or modified without the written consent of the holders of all Senior Indebtedness.  In addition, any amendment to, or waiver of, the provisions of this Article 10 that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of Notes then outstanding.

ARTICLE 11

NOTE GUARANTEES

Section 11.01   Guarantee.

(a)   Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)   the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)   in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)   The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)   If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)   Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02   Subordination of Note Guarantee.

The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 11 will be junior and subordinated to the Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company.  For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.  After a Triggering Event, this Section 11.02 will be of no further force and effect.

Section 11.03   Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04   Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.05   Guarantors May Consolidate, etc., on Certain Terms.

No Guarantor may

(1)   consolidate with or merge with or into any Person, or

(2)   sell, convey, transfer, lease or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)   permit any Person to merge with or into the Guarantor, unless:

(A)   the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)   (1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Notes; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)   the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06   Releases.

The Note Guarantee of a Guarantor will terminate upon:

(1)    a sale or other disposition (including by way of stock issuance, consolidation or merger) of the Capital Stock of such Guarantor after which such Guarantor is not a Restricted Subsidiary or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture;

(2)    the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary;

(3)    defeasance or discharge of the Notes, as provided in Article 8 and Article 12 hereof;

(4)    to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of the proviso of the definition of “Immaterial Subsidiary,” upon the release of the guarantee referred to in such clause;

(5)    to the extent such Guarantor is also a guarantor or borrower under the Existing Credit Agreement as in effect on the Issue Date at the time it (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the Existing Credit Agreement (except a release by or as a result of a payment thereon) and (y) to the extent such Guarantor was required to provide a Note Guarantee pursuant to Section 4.18 hereof upon the release or discharge of the guarantee of such Guarantor of each of the obligations of the Company or its Restricted Subsidiaries that gave rise to the requirement to provide such Note Guarantee or the repayment of each of the obligations of the Company or its Restricted Subsidiaries that gave rise to the obligation to provide such Note Guarantee; or

(6)    upon the achievement of Investment Grade Status by the Notes; provided that such Note Guarantee shall be reinstated upon the Reversion Date.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.06 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01   Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)   either (a) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation; or (b) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(2)   the Company has deposited or caused to be deposited with the Trustee, money or U.S. Government Obligations, or a combination thereof, as applicable, the principal and interest on which will be sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(3)   the Company has paid or caused to be paid all other sums payable under this Indenture; and

(4)   the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under this Section 12.01 have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (2) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02   Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01   Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Radio One, Inc.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

Facsimile No.:  (301) 628-5547

Attention:  Chief Financial Officer

With a copy to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Facsimile No.:  (312) 862-2200

Attention:  Dennis M. Myers, P.C.

If to the Trustee:

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Facsimile No.:  (212) 343-1079

Attention:  Boris Treyger, Vice President, Global Finance Division

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)   an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05   No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or shareholder of the Company or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 13.06   Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08   Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06 hereof.

Section 13.09   Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10   Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.11   Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12   Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.13   Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the Trustee, like all U.S. financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order to satisfy the requirements of the USA Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first written above.

Radio One, Inc.

By:

Name: Peter D. Thompson
Title: Executive Vice President and Chief Financial Officer

Radio One Licenses, LLC
Bell Broadcasting Company
Radio One of Detroit, LLC
Radio One of Atlanta, LLC
ROA Licenses, LLC
Radio One of Charlotte, LLC
Charlotte Broadcasting, LLC
Radio One of North Carolina, LLC
Radio One of Boston, Inc.
Radio One of Boston Licenses, LLC
Blue Chip Broadcasting, Ltd.
Blue Chip Broadcasting Licenses, Ltd.
Radio One of Indiana, LLC
Radio One of Indiana, L.P.
Radio One of Texas II, LLC
Satellite One, L.L.C.
Hawes-Saunders Broadcast Properties, Inc.
Radio One Cable Holdings, LLC.
New Mableton Broadcasting Corporation
Radio One Media Holdings, LLC
Radio One Distribution Holdings, LLC
Interactive One, Inc.
Interactive One, LLC
Distribution One, LLC
Reach Media, Inc.

By: ____________________________

                        Name: Peter  D. Thompson
Title: Vice President

Wilmington Trust, National Association,
as Trustee

By:

Name: Boris Treyger
Title: Vice President

EXHIBIT A

[Face of Note]
CUSIP/CINS ____________

9.25% Senior Subordinated Notes due 2020
No.___                                                                                                                               $  ____________

Radio One, Inc.

promises to pay to                or registered assigns,

the principal sum of __________________________________________________________ DOLLARS [, or such other amount as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto,*] on February 15, 2020.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated:  _______________

Radio One, Inc.

By:

Name:

Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

Wilmington Trust, National Association,

  as Trustee

By:

Authorized Signatory

*	This should be included only if the Note is issued in global form.

[Back of Note]
9.25% Senior Subordinated Notes due 2020

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.  Radio One, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 9.25% per annum from ________________, ___ until maturity.  The Company will pay interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment.  The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) Indenture .  The Company issued the Notes under an Indenture dated as of February 10, 2014 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) Optional Redemption.

(a) Except as set forth in clauses (b), (c) and (d) below, the Notes are not redeemable at the option of the Company.

(b) At any time prior to February 15, 2017, the Company may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date.

(c) At any time and from time to time on or after February 15, 2017, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the year indicated below:

Year	Percentage
2017	104.625%
2018	102.313%
2019 and thereafter	100.000%

(d) At any time and from time to time prior to February 15, 2017, the Company may redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 109.250% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes); provided that

(i) in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering; and

(ii) not less than 65% of the original aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately thereafter (excluding Notes held by the Company and any of its Restricted Subsidiaries).

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) Mandatory Redemption.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) Repurchase at the Option of Holder.

(a) Upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice (that may only be conditional upon the occurrence of such Change of Control) with respect to all the outstanding Notes as set forth under Section 3.07 of the Indenture, the Company will make an offer (a “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Disposition, on the 366th day after such Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Disposition Offer to all Holders of Notes and all holders of other Pari Passu Indebtedness to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other Pari Passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed or as otherwise in accordance with the applicable procedures of the Depositary.  Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) Notice of Redemption.  At least 30 days but not more than 60 days before a redemption date, the Company will deliver electronically or mail by first class mail a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9) Denominations, Transfer, Exchange.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) Persons Deemed Owners.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect, error or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would add to the covenants or provide for a Guarantee for the  benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Restricted Subsidiary or that does not adversely affect the rights under the Indenture of any Holder, to conform the text of the Indenture, the Notes, or the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Circular, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes or to remove the subordination provisions of the Indenture.

(12) Defaults and Remedies.  Events of Default include:  (i) default in any payment of interest on any Note when due and payable, continued for 30 days, whether or not prohibited by the subordination provisions of the Indenture; (ii) default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not prohibited by the subordination provisions of the Indenture; (iii) failure to comply with the Company’s agreements or obligations contained in the Indenture for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes which notice requires that the default be remedied and states that it is a notice of default under this Indenture; provided that the Company shall have 120 days after the receipt of such notice to remedy, or receive a waiver for, a failure to comply with Section 4.03 of the Indenture; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness; or  results in the acceleration of such Indebtedness prior to its stated final maturity; (vi) failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal period end provided as required under Section 4.03 of the Indenture) would constitute a Significant Subsidiary) to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant and (viii) any Guarantee of the Notes ceases to be in full force and effect, other than in accordance with the terms of the Indenture or a Guarantor denies or disaffirms its obligations under its Guarantee of the Notes, other than in accordance with the terms thereof or upon release of such Guarantee in accordance with the Indenture.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase).  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Subordination.  Payment of principal of, premium on, if any, and interest, if any, on, the Notes is subordinated to the prior payment of Senior Indebtedness on the terms provided in the Indenture.  After a Triggering Event,  the subordination provisions of the Indenture will be of no further force and effect.

(14) Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16) Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
Attention:  Investor Relations

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:    _____________________________________________
(Insert assignee’s legal name)

____________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

____________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________________________________________________

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature: ___________________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                                          ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature: ____________________________________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________________________________________

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Radio One, Inc.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Re: 9.25% Senior Subordinated Notes due 2020

Reference is hereby made to the Indenture, dated as of February 10, 2014 (the “Indenture”), among Radio One, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☒   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.   Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                            _______________________
      [Insert Name of Transferor]

By:      ______________________

Name:

Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐   a beneficial interest in the:

(i)          ☐   144A Global Note (CUSIP _________), or

(ii)          ☐   Regulation S Global Note (CUSIP _________), or

(iii)          ☐   IAI Global Note (CUSIP _________); or

(b)  ☐   a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐   a beneficial interest in the:

(i)          ☐   144A Global Note (CUSIP _________), or

(ii)          ☐   Regulation S Global Note (CUSIP _________), or

(iii)          ☐   IAI Global Note (CUSIP _________); or

(iv)          ☐   Unrestricted Global Note (CUSIP _________); or

(b)  ☐   a Restricted Definitive Note; or

(c)  ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

 EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Radio One, Inc.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Re: 9.25% Senior Subordinated Notes due 2020

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of February 10, 2014 (the “Indenture”), among Radio One, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(d)  ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

______________________

[Insert Name of Transferor]

By:         _____________________
Name:

Title:

Dated:  ______________________

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 EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Radio One, Inc.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Re: 9.25% Senior Subordinated Notes due 2020

Reference is hereby made to the Indenture, dated as of February 10, 2014 (the “Indenture”), among Radio One, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

_____________________________

[Insert Name of Accredited Investor]

By: ____________________________

Name:

Title:

Dated:  _______________________

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 EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 10, 2014 (the “Indenture”) among Radio One, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture; provided, further, that after a Triggering Event, the subordination provisions of the Indenture shall be of no further force and effect.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:  ______________________________________________

Name:

Title:

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 EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Radio One, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 10, 2014 providing for the issuance of 9.25% Senior Subordinated Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4.           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________,

[Guaranteeing Subsidiary]

By:  _______________________________

Name:

Title:

[Company]

By:  _______________________________

Name:

Title:

[Existing Guarantors]

By:  _______________________________

Name:

Title:

[Trustee],

  as Trustee

By:  _______________________________
Authorized Signatory

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